UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama (State or other jurisdiction of incorporation)	1-12358 (Commission File Number)	59-7007599 (IRS Employer Identification Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (205) 250-8700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02, Item 7.01 Results of Operations and Financial Conditions; Regulation FD Disclosure
On February 3, 2009, Colonial Properties Trust (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2008. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K. A copy of the Company’s Supplemental Financial Highlights for the quarter and year ended December 31, 2008 is furnished as Exhibit 99.2 to this report on Form 8-K. The information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specified otherwise.

Item 2.06	Material Impairments
     On January 30, 2009, the board of trustees (the “Board”) of the Company determined that, under generally accepted accounting principles, the Company is required to record an impairment charge for the quarter ended December 31, 2008 of $116.9 million, or $2.05 per diluted share. This determination followed the Company’s re-evaluation of its operating strategy as it relates to its for-sale residential and development activities in response to the deterioration in the credit markets and the economy as a whole. As a result of such re-evaluation, the Company decided to accelerate plans to dispose of its for-sale residential assets, land held for future mixed-use and for-sale residential developments and postpone any new development activities. Of this impairment charge, $61.4 million is attributable to nine of the Company’s completed for-sale residential properties and condominium conversions, $36.2 million is attributable to three land parcels held for future mixed-use and for-sale residential developments, and $19.3 million is attributable to the retail development at Colonial Promenade Nor du Lac.
     The impairment charge was calculated as the difference between the estimated fair value of each property and the company’s current book value and the estimated costs to complete. After giving effect to the impairment charge, the net book value associated with the Company’s completed for-sale residential properties and condominium conversions is $72.3 million, and the for-sale residential and mixed-use land held for future development has a net book value of $102.3 million at December 31, 2008. The Company does not expect this impairment charge to result in future cash expenditures. No assurances can be given that additional impairment charges will not be necessary in connection with our for-sale and development activities, particularly given the uncertainties surrounding the economic outlook.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

99.1	Colonial Properties Trust 4th Quarter and Year Ended 2008 Earnings press release dated December 31, 2008.

99.2	Colonial Properties Trust Supplemental Financial Highlights for the quarter and year ended December 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: February 3, 2009	By:	/s/ C. Reynolds Thompson, III

	Name:	C. Reynolds Thompson, III
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Colonial Properties Trust 4th Quarter and Year Ended 2008 Earnings press release dated December 31, 2008.

99.2	Colonial Properties Trust Supplemental Financial Highlights for the quarter and year ended December 31, 2008.

5